INDEPENDENT AUDITORS' CONSENT

The Board of Directors
AMRESCO, INC.

We consent to the incorporation by reference in Registration Statements No. 333-57635, No. 333-62145 and No. 333-63543 on Form S-3 and Registration
Statements No. 333-62143 and No. 333-66989 on Form S-8 of our report dated February 9, 1999, appearing in this Annual Report on Form 10-K of AMRESCO, INC. for the year ended December 31, 1998.


\S\  Deloitte & Touche LLP


Dallas, Texas

March 25, 1999